UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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CENTENNIAL RESOURCE DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400
March 21, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Centennial Resource Development, Inc., a Delaware corporation, which will be held at 10:00 a.m., Central Time, on Wednesday, May 2, 2018, at the Sugar Land Marriott Town Square, 16090 City Walk, Sugar Land, TX 77479. At the Annual Meeting, stockholders will be asked to (i) elect three nominees to serve on our board of directors as Class II directors, (ii) approve, by a non-binding advisory vote, our named executive officer compensation, (iii) recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve our named executive officer compensation, (iv) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and (v) act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. These proposals are more fully described in our proxy statement.

On or about March 21, 2018, we will mail to our stockholders either a full set of paper proxy materials or a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”) containing instructions on how to access our proxy statement and our annual report for the fiscal year ended December 31, 2017 and authorize your proxy electronically via the Internet or by telephone. If you receive a Notice, it will also contain instructions on how to receive a paper copy of the proxy materials.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or, if you receive paper proxy materials, by completing and returning the enclosed proxy card, so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

Thank you for your ongoing support.

Sincerely,
Mark G. Papa
President, Chief Executive Officer and Chairman of the Board

Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2018
To our Stockholders:
The annual meeting of stockholders (the “Annual Meeting”) of Centennial Resource Development, Inc., a Delaware corporation, will be held at the Sugar Land Marriott Town Square, 16090 City Walk, Sugar Land, TX 77479 on Wednesday, May 2, 2018, at 10:00 a.m., Central Time, for the following purposes:

1.
To elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at our annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified. The following persons have been nominated as Class II directors:

•Karl E. Bandtel;
•Matthew G. Hyde; and
•Jeffrey H. Tepper;

2.	To approve, by a non-binding advisory vote, our named executive officer compensation;

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve our named executive officer compensation;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 14, 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.
Whether or not you expect to be present at the Annual Meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or, if you received paper proxy materials, by completing and returning the enclosed proxy card. Voting instructions are provided in the Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting or, if you received paper proxy materials, printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

Mark G. Papa
President, Chief Executive Officer and Chairman of the Board

Denver, Colorado
March 21, 2018

CENTENNIAL RESOURCE DEVELOPMENT, INC.
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2018

This proxy statement is being furnished by and on behalf of the board of directors of Centennial Resource Development, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies to be voted at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). The date, time and place of the Annual Meeting are as follows:
Date:    May 2, 2018
Time:    10:00 a.m. (Central Time)
Place:     The Sugar Land Marriott Town Square
16090 City Walk
Sugar Land, TX 77479
At the Annual Meeting, the Company’s stockholders will be asked to:

•
Elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at our annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified. The following persons have been nominated as Class II directors:

•	Karl E. Bandtel;

•	Matthew G. Hyde; and

•	Jeffrey H. Tepper;

•	Approve, by a non-binding advisory vote, the Company’s named executive officer compensation;

•	Recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company’s named executive officer compensation;

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our principal executive offices are located at 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202, and our telephone number is (720) 499-1400.
We are furnishing the proxy materials for the Annual Meeting by mailing to our stockholders either a full set of paper proxy materials or a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”). The paper proxy materials and the Notice will first be mailed to stockholders on or about March 21, 2018.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE MEETING	1
Where and when will the Annual Meeting be held?	1
Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?	1
Why did you send me the proxy materials or the Notice?	1
Can I vote my shares of Common Stock by filling out and returning the Notice?	1
Who can vote?	1
How is a quorum determined?	1
What is the required vote for approval?	2
How do I vote by proxy?	2
How can I authorize my proxy online or via telephone?	2
What if other matters come up at the Annual Meeting?	3
Can I change my previously authorized vote?	3
Can I vote in person at the Annual Meeting rather than by authorizing a proxy?	3
Will my shares of Common Stock be voted if I do not provide my proxy?	3
What do I do if my shares are held in “street name”?	3
Who will count the votes?	3
Who pays for this proxy solicitation?	3
Who can help with my questions?	5
PROPOSAL 1 ELECTION OF DIRECTORS	5
Board Structure	5
Class II Election	5
Class II Nominees	6
Vote Required; Recommendation	7
Continuing Directors	7
CORPORATE GOVERNANCE	10
Governance Highlights	10
Board Role in Risk Oversight	10
Board Independence	10
Board Meetings	11
Committees of the Board	11
Audit Committee	11
Compensation Committee	12
Nominating and Corporate Governance Committee	13
Compensation Committee Interlocks and Insider Participation	13
Code of Business Conduct and Ethics	13
Annual Board and Committee Evaluation Process	14
Policies Relating to our Board	14
Stockholder Communications with the Board	14
Director Qualifications	14
Board Leadership Structure	14
Separate Sessions of Independent Directors	14
Director Attendance at Annual Meeting of Stockholders	14

GENERAL INFORMATION ABOUT THE MEETING

In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “Common Stock”), at the Annual Meeting.

Where and when will the Annual Meeting be held?

The date, time and place of the Annual Meeting are as follows:

May 2, 2018
10:00 a.m. (Central Time)
The Sugar Land Marriott Town Square
16090 City Walk
Sugar Land, TX 77479

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?
The United States Securities and Exchange Commission (the “SEC”) has approved rules (the “e-proxy rules”) allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended December 31, 2017, to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We believe these e-proxy rules provide a convenient and quick way in which our stockholders can access the proxy materials and vote their shares of Common Stock, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”) and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such stockholders with notice of the Annual Meeting and will also provide instructions regarding how such stockholders can access and review all of the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy electronically via the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.
Why did you send me the proxy materials or the Notice?

We sent you the proxy materials or the Notice because we are holding our Annual Meeting and our board of directors (the “Board”) is asking for your proxy to vote your shares of Common Stock at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting.

Can I vote my shares of Common Stock by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy electronically via the Internet, by telephone or by requesting and returning a paper proxy card, or you may vote your shares of Common Stock by submitting a ballot in person at the meeting.

Who can vote?

You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on March 14, 2018, the record date for determining the stockholders who are entitled to vote at the Annual Meeting. As of March 14, 2018, there were a total of 264,873,956 shares of Class A Common Stock and 12,313,691 shares of Class C Common Stock outstanding and entitled to vote at the Annual Meeting. You get one vote for each share of Common Stock that you own.

How is a quorum determined?

We will hold the Annual Meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote authorize their proxy online or telephonically, sign and return their proxy cards or attend the Annual Meeting.

The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

The election of each of our Class II director nominees requires the vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such vote. Broker non-votes also have no effect on the outcome of the vote.

The approval by a non-binding advisory vote of our named executive officer compensation and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm require the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain for purposes of these proposals, your abstention will not be counted as a vote cast and, therefore, will not have an effect on the results of such vote. For the approval on an advisory basis of our named executive officer compensation, broker non-votes will have no effect on the outcome of the vote. However, the rules of the NASDAQ Capital Market (the “NASDAQ”) permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, so there will be no broker non-votes on the proposal.

The frequency of future advisory votes to approve named executive officer compensation (every year, every other year or every three-years) that receives the greatest number of votes will be considered the frequency recommended by the stockholders. For this purpose, abstentions and broker non-votes are not counted as a vote cast for any of a one, two or three year frequency.

How do I vote by proxy?

Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares of Common Stock at the Annual Meeting electronically via the Internet or by telephone or, if you received paper proxy materials, by completing and returning the proxy card. The individuals named and designated as proxies will vote your shares of Common Stock as you instruct. You have the following choices in voting your shares of Common Stock:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on the election of Class II directors, you may either vote “FOR” each director or withhold your vote on any or all of the directors.

•
You may abstain from voting on the proposal (i) to approve on an advisory basis our named executive officer compensation, (ii) to recommend on an advisory basis the frequency of future advisory votes to approve our named executive officer compensation and (iii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded with respect to the proposal.

You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect each Class II director nominee, approve on an advisory basis our named executive officer compensation, recommend on an advisory basis “every year” as the frequency of future advisory votes to approve our named executive officer compensation and ratify the appointment of KPMG LLP as our independent registered public accounting firm.

How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 16-digit control number required for access. You can authorize your proxy electronically via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 1, 2018, the day before the Annual Meeting.

If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the Annual Meeting?

As of the date of this proxy statement, the only matters we know of that will be voted on at the Annual Meeting are the proposals we have described herein: (i) the election of three Class II directors, (ii) the approval on an advisory basis of our named executive officer compensation, (iii) the recommendation on the frequency of future advisory votes to approve our named executive officer compensation and (iv) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of Common Stock at their discretion.

Can I change my previously authorized vote?

Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the Internet, by telephone or by mail at any time prior to 11:59 p.m., Eastern Time, on May 1, 2018, the day before the Annual Meeting, by giving us a written notice revoking your proxy card or by attending the Annual Meeting and voting your shares of Common Stock in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Centennial Resource Development, Inc., 1001 Seventeenth Street, Suite 1800, Denver, Colorado, 80202, Attention: Secretary.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy?

You can attend the Annual Meeting and vote your shares of Common Stock in person; however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a proxy card, will not prevent you from later attending the Annual Meeting and voting your shares of Common Stock in person.

Will my shares of Common Stock be voted if I do not provide my proxy?

Depending on the proposal, your shares of Common Stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NASDAQ rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions.

Brokerage firms do not have the authority under the NASDAQ rules to vote on non-routine matters, which include the election of directors, the approval on an advisory basis of our named executive officer compensation and the recommendation on the frequency of future advisory votes to approve our named executive officer compensation. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and will result in “broker non-votes.” Broker non-votes will be considered present for the purpose of determining whether we have a quorum; however, such broker non-votes will not have an effect on the election of directors, the approval on an advisory basis of our named executive officer compensation or the recommendation on the frequency of future advisory votes to approve our named executive officer compensation.

What do I do if my shares are held in “street name”?

If your shares of Common Stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of Common Stock are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of Continental Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. The Company has engaged Morrow Sodali, to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Morrow Sodali a fee of $6,500, plus disbursements. The Company will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Common Stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.

Who can help with my questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our annual report for the fiscal year ended December 31, 2017, please contact:

Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado, 80202
Attention: Secretary

If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call toll free (877) 787-9239

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

There are currently nine directors on our Board, and eight of our directors are divided into three classes, with two directors in Class I and three directors in each of Class II and Class III. The terms of office of the three Class II directors will expire at the Annual Meeting. One additional director is elected each year by the holder of our Series A Preferred Stock, par value $0.0001 per share, to serve for a one-year term expiring at the next annual meeting of our stockholders.

Class II Election

The three nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve on our Board for a term of three years expiring at our annual meeting of stockholders in 2021 and until their respective successors are duly elected and qualified. Each of the nominees currently serve on our Board.

Class II Nominees

The Class II nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Karl E. Bandtel (Class II)
Karl E. Bandtel, age 51, has served as a director since October 2016. Mr. Bandtel was a Partner at Wellington Management Company, where he managed energy portfolios, from 1997 until June 30, 2016 when he retired. He holds a master's degree in business from the University of Wisconsin-Madison and a bachelor's degree from the University of Wisconsin-Madison. We believe Mr. Bandtel is qualified to serve on our Board due to his extensive experience in evaluating and investing in energy companies, both public and private, and to his executive management skills developed as part of his career with Wellington Management Company.
2016
Matthew G. Hyde (Class II)
Matthew G. Hyde, age 62, has served as a director since January 2018. Previously, Mr. Hyde was Senior Vice President of Exploration at Concho Resources Inc. (NYSE: CXO) from 2010 to 2016. From 2008 to 2010, Mr. Hyde served as Concho's Vice President of Exploration and Land. From 2001 to 2007, Mr. Hyde was an Asset Manager of Oxy Permian, a business unit of Occidental Petroleum Corporation (NYSE: OXY). Mr. Hyde served as President and General Manager of Occidental Petroleum Corporation's international business unit in Oman from 1998 to 2001. Prior to that role, Mr. Hyde served in a variety of domestic and international exploration positions for Occidental Petroleum Corporation, including Regional Exploration Manager responsible for Latin American exploration activities. From 2008 to 2012, Mr. Hyde served in various leadership positions, including the Executive Committee and Chairman of the Board, for the New Mexico Oil & Gas Association (NMOGA), which promotes the safe and environmentally responsible development of oil and natural gas resources in New Mexico. He is a graduate of the University of Vermont and the University of Massachusetts where he obtained a Bachelor of Arts and Master of Science degrees, respectively, in Geology. Mr. Hyde also holds a Master of Business Administration degree from the University of California Los Angeles. We believe Mr. Hyde is qualified to serve on our Board due to his extensive management and operational experience in the upstream oil and gas industry including in the Permian and Delaware Basins.
2018
Jeffrey H. Tepper (Class II)
Jeffrey H. Tepper, age 52, has served as a director since February 2016. Mr. Tepper is Founder of JHT Advisors LLC, an M&A advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates. Mr. Tepper was Head of Investment Banking and a member of the Firm’s Management Committee. Mr. Tepper is also the former Chief Operating Officer overseeing operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher’s asset management activities and served as President. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and fund of hedge fund areas. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the mergers & acquisitions and merchant banking departments. Mr. Tepper is currently a director of Alta Mesa Resources, Inc. (NASDAQ: AMR) since 2018 and was formerly a director of Silver Run II (NASDAQ: SRUN). Mr. Tepper has also served on the board of Silver Run Acquisition Corporation II (NASDAQ: SRUNU), a Riverstone-backed blank check company, since March 2017. Mr. Tepper received an MBA from Columbia Business School and a B.S. in Economics from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting. Mr. Tepper is experienced in mergers and acquisitions, corporate finance, leveraged finance and asset management. We believe Mr. Tepper is qualified to serve on our Board due to his significant investment and financial experience.
2016

Vote Required; Recommendation
The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the Annual Meeting.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE.
Continuing Directors

The five Class I and Class III directors whose terms will continue after the Annual Meeting and will expire at our 2020 (Class I) or 2019 (Class III) annual meeting of stockholders, as well as the director nominated for election at the Annual Meeting by the holder of our Series A Preferred Stock, are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Maire A. Baldwin (Class I)
Maire A. Baldwin, age 52, has served as a director since October 2016. Ms. Baldwin was employed as an Advisor to EOG Resources, Inc. (NYSE: EOG), an independent U.S. oil and gas company (“EOG”), from March 2015 until April 2016. Prior to that, she was employed at EOG as Vice President Investor Relations from 1996 to 2014. Ms. Baldwin has served as a director of the Houston Parks Board since 2011, a non-profit dedicated to developing parks and green space to the greater Houston area where she serves on several committees. She is co-founder of Pursuit, a non-profit dedicated to raising funds and awareness of adults with intellectual and developmental disabilities. Ms. Baldwin has an MBA from the University of Texas at Austin and a B.A. in Economics from the University of Texas at Austin. We believe Ms. Baldwin is qualified to serve on our Board due to her extensive experience in the energy industry.
2016
Robert M. Tichio (Class I)
Robert M. Tichio, age 40, has served as a director since October 2016. Mr. Tichio is a Partner of Riverstone Investment Group LLC (together with its affiliates, “Riverstone”) and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has been a director of EP Energy Corporation since September 2013. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE:GEI) from 2008 to 2013; Midstates Petroleum Company, Inc. from 2012 to 2015; and, Northern Blizzard Inc. from 2010 to 2017. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio is qualified to serve on our Board due to his extensive private equity and mergers and acquisitions experience.
2016

Mark G. Papa (Class III)
Mark G. Papa, age 71, has served as our Chief Executive Officer and Chairman of the Board since October 2016. Prior to that, Mr. Papa served as Chairman and Chief Executive Officer of Silver Run Acquisition Corp. before its business combination with Centennial Resource Production, LLC. Mr. Papa is also a Houston-based advisor to Riverstone Holdings, LLC, a private equity firm specializing in energy investments. We currently anticipate that Mr. Papa will spend approximately 80% of his working time providing services to us as our President and Chief Executive Officer and approximately 20% of his working time providing services to Riverstone on matters unrelated to the Company. Prior to joining Riverstone in February 2015, Mr. Papa was Chairman and CEO of EOG from August 1999 to December 2013. Mr. Papa served as a member of EOG’s board of directors from August 1999 until December 2014. Mr. Papa worked at EOG for 32 years in various management positions. Mr. Papa was retired from December 2013 through February 2015. Prior to joining EOG, Mr. Papa worked at Conoco Inc. for 13 years in various engineering and management positions. Mr. Papa has also served on the board of Oil States Industries (NYSE: OIS), an international field services company, since February 2001 and Casa de Esperanza, a non-profit organization serving children in crisis situations, since November 2006. In February 2010 and 2013, the Harvard Business Review cited Mr. Papa as one of the 100 Best Performing CEOs in the World; both times Mr. Papa was the highest ranked Global Energy CEO. Additionally, Institutional Investor magazine repeatedly ranked him as the Top Independent E&P CEO. He received his B.S. in petroleum engineering from the University of Pittsburgh and an MBA from the University of Houston. We believe Mr. Papa's significant experience in the energy industry makes him well qualified to serve as a member of our Board.
2015
David M. Leuschen (Class III)
David M. Leuschen, age 66, has served as a director since October 2016. Mr. Leuschen is a Founder of Riverstone and has been a Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Leuschen was a Partner and Managing Director at Goldman Sachs and founder and head of the Goldman Sachs Global Energy and Power Group. Mr. Leuschen joined Goldman Sachs in 1977, became head of the Global Energy and Power Group in 1985, became a Partner of that firm in 1986 and remained with Goldman Sachs until leaving to found Riverstone in 2000. Mr. Leuschen also served as Chairman of the Goldman Sachs Energy Investment Committee, where he was responsible for screening potential investments by Goldman Sachs in the energy and power industries and was responsible for establishing and managing the firm’s relationships with senior executives from leading companies in all segments of the energy and power industry. Mr. Leuschen has served as a non-executive board member of Riverstone Energy Limited (LSE: REL) (“REL”) since May 2013 and serves on the boards of directors or equivalent bodies of a number of private Riverstone portfolio companies and their affiliates. In 2007, Mr. Leuschen, along with Riverstone and The Carlyle Group (“Carlyle”), became the subject of an industry-wide inquiry by the Office of the Attorney General of the State of New York (the “Attorney General”) relating to the use of placement agents in connection with investments by the New York State Common Retirement Fund (“NYCRF”) in certain funds, including funds that were jointly developed by Riverstone and Carlyle. In June 2009, Riverstone entered into an Assurance of Discontinuance with the Attorney General to resolve the matter and agreed to make a restitution payment of $30 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen also entered into an Assurance of Discontinuance with the Attorney General in December 2009 and agreed that Riverstone and/or Mr. Leuschen would make a restitution payment of $20 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen received an MBA from Dartmouth’s Amos Tuck School of Business and an A.B. degree from Dartmouth College. We believe Mr. Leuschen is qualified to serve on our Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industries.
2016

Pierre F. Lapeyre, Jr. (Class III)
Pierre F. Lapeyre, Jr., age 55, has served as a director since October 2016. Mr. Lapeyre is a Founder of Riverstone and has been a Partner/Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Lapeyre was a Managing Director of Goldman Sachs in its Global Energy and Power Group. Mr. Lapeyre joined Goldman Sachs in 1986 and spent his 14-year investment banking career focused on energy and power, particularly the midstream, upstream and energy service sectors. Mr. Lapeyre has served as a non-executive board member of REL since May 2013 and serves on the boards of directors or equivalent bodies of a number of public and private Riverstone portfolio companies and their affiliates. He has an MBA from the University of North Carolina at Chapel Hill and a B.S. in Finance and Economics from the University of Kentucky. We believe Mr. Lapeyre is qualified to serve on our Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industries.
2016
Tony R. Weber (Series A Preferred)
Tony R. Weber, age 55, has served as a director since October 2016. Mr. Weber joined Natural Gas Partners in December 2003 and has served as a Managing Partner since November 2013. He previously served Natural Gas Partners in other capacities, including Managing Director from 2007 to November 2013. Prior to joining Natural Gas Partners, Mr. Weber was the Chief Financial Officer of Merit Energy Company from April 1998 to December 2003. Prior to that, he was Senior Vice President and Manager of Union Bank of California’s Energy Division in Dallas, Texas from 1987 to 1998. Mr. Weber served as the Chairman of the Board for Memorial Resource Development, Inc. from its formation in January 2014 until Memorial Resource Development, Inc. was acquired by Range Resources Corporation in September 2016. In addition, Mr. Weber served as a director of the general partner of Memorial Production Partners LP from December 2011 to March 2016. Mr. Weber currently serves as a member of the Board of Directors for WildHorse Resource Development Corporation. Further, in his role at Natural Gas Partners, Mr. Weber serves on numerous private company boards as well as industry groups, including the IPAA Capital Markets Committee and Dallas Wildcat Committee. He currently serves on the Dean’s Council of the Mays Business School at Texas A&M University and was a founding member of the Mays Business Fellows Program. Mr. Weber received a B.B.A. in Finance in 1984 from Texas A&M University. We believe Mr. Weber is qualified to serve on our Board due to his extensive corporate finance, banking and private equity experience.
2016

CORPORATE GOVERNANCE
Governance Highlights

We are committed to corporate governance practices that promote the long-term interests of our stockholders, strengthen our Board, foster management accountability, and help build public trust in our company. The table below sets forth some of our most important governance highlights, which are described in more detail in this proxy statement:

Board Structure

Size of Board of Directors	9	Annual Board and Committee Self-Evaluations	Yes
Number of Independent Directors	5	Diverse Board Skills and Experience	Yes

Board and Committee Governance; Board’s Role in Risk Oversight

Corporate Governance Guidelines	Yes	Review of Related Person Transactions	Yes
Code of Business Conduct and Ethics	Yes	Compensation Risk Assessment	Yes
Board and Audit Committee Risk Oversight	Yes

Director Compensation; Stock Ownership

Director and Senior Management Stock Ownership Guidelines	Yes	Annual Equity Grants to Directors	Yes
Non-Hedging and Non-Pledging Policies	Yes	Tax Gross-Ups	No

Our website (www.cdevinc.com) includes materials that are helpful in understanding our corporate governance practices, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Policy for Related Person Transactions, Policy for Accounting Related Complaints and charters for the committees of our Board .

Board Role in Risk Oversight

As an oil and gas exploration and production company, we encounter a variety of risks, including, among others, commodity price volatility and supply and demand risks, risks associated with rising costs of doing business, availability of capital and financing, risks associated with our development, acquisition and production activities, environmental and other regulatory risks, weather-related risks and political instability. While our senior management is responsible for the day-to-day management of the risks we face, the Board, directly and through its committees, oversees the Company’s management and, with their assistance, is actively involved in the oversight of risks that could affect the Company. Specifically, the Board is responsible for ensuring that the risk management processes designed and implemented by management are adequate to address the risks we face and function as intended. Accordingly, during the course of each year, the Board (i) reviews and approves management’s operating plans and considers any risks that could affect operating results, (ii) reviews the structure and operation of our various departments and functions and (iii) in connection with the review and approval of particular transactions and initiatives, reviews related risk analyses and mitigation plans.

The Board has delegated certain risk oversight responsibility to committees of the Board as follows: (i) the audit committee of the Board (the “Audit Committee”) oversees the Company’s risk assessment and risk management guidelines, policies and processes, as well as risks relating to the financial statements and financial reporting processes of the Company, meeting periodically with management to discuss the Company’s major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company’s risk assessment and risk management policies; (ii) the compensation committee of the Board (the “Compensation Committee”) oversees risks related to senior executive and other compensation; and (iii) the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) oversees risks related to corporate governance. Our senior management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Company must mitigate and/or manage.

Board Independence

NASDAQ listing rules require that a majority of the board of directors of a company listed on NASDAQ be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Ms. Maire A. Baldwin and Messrs. Karl E. Bandtel, Matthew G. Hyde, Jeffrey H. Tepper and Tony R. Weber are independent within the meaning of the NASDAQ listing rules. Further, our Board has determined that Ms. Maire, A. Baldwin and Messrs. Karl E Bandtel and Jeffrey H. Tepper are independent with the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Corporate Governance Guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead director. The lead director’s responsibilities include, but are not limited to: (i) presiding over all meetings of our Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; (ii) approving Board meeting schedules and agendas; and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. At such times as the Chairman of the Board is an independent director, the Chairman of the Board will serve as lead director. Our Board may modify its leadership structure in the future as it deems appropriate. As of March 21, 2018, the date of this proxy statement, our independent directors had not elected a lead director.

Board Meetings

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2017, the Board held five meetings and acted by unanimous written consent five times. During the fiscal year ended December 31, 2017, no incumbent director attended fewer than 75 percent of the total number of meetings of the Board (including consents to action in lieu of a meeting) held during the period for which he or she has been a director.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

From time to time and as necessary to address specific issues, our Board may establish other committees.

Audit Committee

The principal functions of our Audit Committee are detailed in the Audit Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our Audit Committee consists of Messrs. Jeffrey H. Tepper and Karl E. Bandtel and Ms. Maire A. Baldwin, with Mr. Tepper serving as the Chair. We believe that Messrs. Tepper and Bandtel and Ms. Baldwin qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

During the fiscal year ended December 31, 2017, the Audit Committee held four meetings and acted by unanimous written consent one time.

Compensation Committee

The principal functions of our Compensation Committee are detailed in the Compensation Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;
reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation stock-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our Compensation Committee consists of Ms. Maire A. Baldwin and Messrs. Jeffrey H. Tepper and Tony R. Weber, with Ms. Baldwin serving as the Chair. Our Board has affirmatively determined that Ms. Maire A. Baldwin and Messrs. Jeffrey H. Tepper and Tony R. Weber meet the definition of “independent director” for purposes of serving on a compensation committee under the NASDAQ listing rules.

The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and “outside directors” for the purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). On October 27, 2016, the Compensation Committee created a subcommittee (the “Section 162(m) Plan Subcommittee”) consisting of Ms. Baldwin and Mr. Tepper to administer and make determinations from time to time with respect to awards granted or compensation to be provided under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the “LTIP”) or any successor plan, including compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and the regulations promulgated thereunder. On February 13, 2018, the Compensation Committee dissolved the Section 162(m) Plan Subcommittee. Please refer to the section entitled “Compensation Discussion and Analysis-Tax Treatment of NEO Compensation” for additional discussion regarding Section 162(m) of the Code and our executive compensation programs.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. For information regarding the role of our Chief Executive Officer and compensation consultants in determining our executive and director compensation, please refer to the sections entitled “Compensation Discussion and Analysis-Determination of Compensation.”

During the fiscal year ended December 31, 2017, the Compensation Committee held three meetings and acted by unanimous written consent one time. In addition, the Section 162(m) Plan Subcommittee acted by unanimous written consent five times.

Nominating and Corporate Governance Committee

The principal functions of our Nominating and Corporate Governance Committee are detailed in the Nominating and Corporate Governance Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

•	assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending director nominees for election or for appointment to fill vacancies;

•	recommending the election of officer candidates;

•	monitoring the independence of board of director members;

•	ensuring the availability of director education programs; and

•	advising the Board about appropriate composition of the Board and its committees.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Our Nominating and Corporate Governance Committee consists of Messrs. Karl E. Bandtel, Matthew G. Hyde and Tony R. Weber, with Mr. Bandtel serving as the Chair. Our Board has affirmatively determined that Messrs. Bandtel, Hyde and Weber meet the definition of “independent director” for purposes of serving on a nominations committee under the NASDAQ listing rules.

The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2017 and acted by unanimous written consent one time.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, no officer or employee of the Company served as a member of our Compensation Committee. None of our executive officers serve, or have served during the fiscal year ended December 31, 2017, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a written code of ethics (the “Code of Business Conduct and Ethics”) that applies to our directors, officers and employees and that, among other purposes, is intended to assist directors, officers and employees in recognizing, avoiding and resolving ethical issues. The Code of Conduct and Ethics covers various topics including the standards of honest, ethical and fair conduct, conflicts of interest, disclosure requirements, compliance, reporting and accountability, insider information and trading, confidentiality, anti-corruption laws and others. The Code of Business Conduct and Ethics is designed to comply with SEC regulations and NASDAQ listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.cdevinc.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Centennial Resource Development, Inc., 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202, Attention: Secretary. We intend to disclose any material amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics on our website within four business days following the date of any such amendment or waiver.

Annual Board and Committee Evaluation Process

The Board and each of our committees conducted self-evaluations related to their performance in 2017, including an evaluation of each director. The Nominating and Corporate Governance Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including Board and committee-level questionnaires prepared by each of the Board and committee members the responses to which are used to evaluate the effectiveness of Board and committee performance, and to identify areas for improvement and issues for further discussion. Following a discussion of the results of the evaluations, the Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and its directors, further enhancing the effectiveness of the Board and its committees over time.

Policies Relating to our Board

Stockholder Communications with the Board

All stockholders who wish to contact the Board may send written correspondence to Centennial Resource Development, Inc., 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202, Attention: Secretary. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed, unless there are safety or security concerns that mitigate against further transmission.

Director Qualifications

As provided by the Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee identifies, evaluates and recommends to our Board director candidates with the goal of identifying individuals with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee may also consider certain other criteria as set forth in our Corporate Governance Guidelines, including, among other things, the candidate’s experience in corporate management and as a board member of another publicly held company, the candidate’s professional and academic experience relevant to the oil and natural gas industry and the strength of the candidate’s leadership skills.  The Nominating and Corporate Governance Committee and the Board monitor the mix of specific experience, qualification and skills of our directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively.  Generally, the Nominating and Corporate Governance Committee identifies candidates through the personal, business and organizational contacts of the directors and management.

Board Leadership Structure

Currently, Mark G. Papa serves as our President, Chief Executive Officer and Chairman of the Board, and we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. The Board believes that the most effective leadership structure for the Company at this time is for Mr. Papa to serve both as President and Chief Executive Officer as well as Chairman of the Board.

Separate Sessions of Independent Directors

Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non-independent directors or management present, on a regularly scheduled basis but not less than twice per year. Our independent directors met in executive session on two occasions in 2017. Each of our independent directors attended each of the executive sessions.

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend. Four board members attended the 2017 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") Auditing Standard No. 61, as in effect on the date of this proxy statement.

The Audit Committee has: (i) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (ii) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence; and (iii) discussed with KPMG LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Jeffrey H. Tepper (Chair)
Maire A. Baldwin
Karl E. Bandtel

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2017 to our named executive officers, including the elements of our compensation program for named executive officers, material compensation decisions made under that program during 2017 and the material factors considered in making those decisions. Our named executive officers for 2017 are:

•	Mark G. Papa, President and Chief Executive Officer;

•	George S. Glyphis, Vice President and Chief Financial Officer; and

•	Sean R. Smith, Vice President and Chief Operating Officer.

Executive Summary

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to attract, motivate, reward and retain high caliber management with the skills and competencies that we believe are essential to our success and to align executive compensation with our short-term and long-term business objectives, business strategy and financial performance. To achieve our compensation objectives, we provide executives with a compensation package consisting primarily of the following fixed and variable elements:

Compensation Element	Compensation Objective
Annual Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Incentive Bonuses	Provide incentives to attain short-term financial and operational goals
Equity Incentive Awards	Promote the maximization of stockholder value by aligning the interests of employees and stockholders

Our executive compensation program directly links a substantial portion of executive compensation to the Company's performance through annual and long-term incentives. The pie charts below show the mix of compensation elements for our President and Chief Executive Officer and the average of our other named executive officers for 2017 based on the information included in the 2017 Summary Compensation Table. These charts highlight the substantial portion of named executive officer compensation that is “at risk” because its value is tied to the Company’s performance.

Executive Compensation Highlights

We do:

•
Pay for performance--in order to align our named executive officers’ interests with those of our stockholders, a significant portion of the value of our named executive officers’ compensation is “at risk” and tied to the Company’s performance;

•
Grant a substantial portion of our named executive officers’ (excluding the Chief Executive Officer) stock-based awards in the form of performance-based restricted stock units, which are earned based on the Company’s total shareholder return (“TSR”) relative to the TSRs of compensation peer group companies;

•	Review comparative compensation data and target total named executive officer compensation between the 50th and 75th percentile of our compensation peer group;

•	Have stock ownership guidelines requiring substantial company stock ownership for our officers and directors;

•	Consider tax deductibility in structuring executive compensation;

•
Have a Compensation Committee that retains an independent compensation consultant and reviews analyses provided by its independent compensation consultant to ensure our named executive officer compensation program complies with our compensation philosophies and is appropriately designed to obtain its objectives; and

•
Maintain a competitive compensation package intended to attract, motivate, reward and retain high caliber management and to align executive compensation with our short- and long-term business objectives and the interests of our shareholders.

We do not:

•	Allow hedging or pledging of any Company securities by any director, officer or employee;

•	Allow the holding of Company securities in margin accounts or the buying and selling of options or derivatives with respect to our securities;

•	Provide golden parachute excise tax or other tax gross-ups for named executive officers or other officers or employees;

•	Set performance measures that we believe would encourage excessive risk-taking by our named executive officers and other officers or employees;

•	Provide significant perquisites to any of our named executive officers or other officers;

•	Guarantee bonuses for any of our named executive officers or other officers; or

•
Provide supplemental retirement or pension benefits to our named executive officers or other officers or employees (except under our 401(k) defined contribution retirement plan in which our named executive officers participate on the same terms as other full-time employees).

2017 Company Performance Highlights
During 2017, we achieved the following operational and financial performance highlights, among others:

•	Substantially exceeded our goal of a 15% unlevered before-tax rate of return on our 2017 capital investment program;

•
Achieved an average daily oil production volume of 19,161 barrels of oil per day ("Bbls/d") and average daily oil equivalent production of 31,864 barrels of oil equivalent per day ("Boe/d"), as compared to an average daily oil production volume of 5,757 Bbls/d and an average daily oil equivalent production volume of 8,429 Boe/d during 2016;

•	Achieved an increase in proved reserves of 125% and in proved developed reserves of 197%, in each case as compared to 2016;

•	Acquired more than 5,000 net acres of quality core leasehold acreage in the Delaware Basin through leasing and swap transactions at a per-net acre cost lower than forecasted;

•
Increased average estimated ultimate recovery ("EUR") by at least 10% through improved completion techniques in wells drilled and completed in the Wolfcamp formation compared to similar wells drilled and completed in 2016;

•	Maintained highly competitive Company share price performance, as illustrated in the stock performance graph below;

•	Established commercial production in two wells in the Bone Spring formation in the southern Delaware Basin;

•	Maintained all of our core oil and gas leases through management of royalty payments and extensions of terms;

•	Met or outperformed production costs per barrels of oil equivalent for lease operating expenses, general and administrative expenses and gathering, processing and transportation expense targets;

•	Had an undrawn revolving credit facility at year-end 2017, with available borrowing capacity of $474 million;

•	Issued at par $400 million in aggregate principal amount of 5.375% senior unsecured notes due 2026;

•	Strengthened our balance sheet and liquidity position;

•	Successfully closed a secondary offering of 25 million shares of Class A Common Stock;

•
Successfully closed an acquisition in June 2017 of approximately 11,850 net acres of oil and gas leasehold and related oil and gas assets, including producing wells, in the core of the Northern Delaware Basin in Lea County, New Mexico for an adjusted purchase price of approximately $350 million (the "GMT Acquisition");

•	Successfully closed a primary offering of 23.5 million shares of Class A Common Stock to fund the GMT Acquisition; and

•
In order to further expand our horizontal drilling opportunities, entered into a purchase agreement in December 2017 to acquire approximately 4,000 net acres of oil and gas leasehold and related oil and gas assets in Lea County, New Mexico. This acquisition was completed in February 2018 for an adjusted purchase price of approximately $95 million.

Stock performance graph

Since the closing of our initial business combination in October 2016, we have focused on generating corporate returns for our stockholders. The following graph compares our cumulative total stockholder return from April 15, 2016 (the first day on which shares of our Class A Common Stock and warrants issued in our initial public offering commenced separate trading) through December 31, 2017, with (i) the Standard & Poor’s 500 Stock Index, a broad market index, (ii) the SPDR S&P Oil & Gas Exploration and Production ETF and (iii) the average performance of our compensation peer group identified below under “Use of Competitive Market Data.” The graph assumes an investment of $100 on such date, and that all dividends were reinvested. Our historic stock price performance shown below is not necessarily indicative of future stock price performance. Additionally, the table below is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such a filing.

Stockholder Outreach and "Say-on-Pay" Advisory Vote

The Compensation Committee and Board value the information obtained through our stockholder outreach efforts. During 2017, we solicited feedback on our executive compensation program, corporate responsibility, corporate governance and other significant issues during earnings and other calls and investor presentation events. We were an “emerging growth company” throughout 2017 and did not conduct a stockholder advisory vote on executive compensation.

Determination of Compensation

Our executive compensation program has been designed to attract, motivate, reward and retain high caliber management with the skills and competencies we believe are essential to our success and to align executive compensation with our short-term and long-term business objectives, business strategy and financial performance. We link pay and performance to foster a culture of individual accountability and in evaluating executive officer performance place particular emphasis on the unlevered before-tax reinvestment rate of return on our capital investment program.

Role of the Compensation Committee

The Compensation Committee administers and determines the parameters of our executive officer compensation program, including appropriate target levels and performance measures, the allocation between short-term and long-term compensation and cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each named executive officer. The Compensation Committee has principal authority for determining and approving the compensation awards for our executive officers and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee takes into account, among other factors:

•	achievement of individual and Company performance goals and expectations relating to the named executive officer's position at the Company;

•	alignment of named executive officer compensation with short-term and long-term Company performance;

•	competitiveness of compensation with compensation peer group companies, internal pay equity among individuals with similar expertise levels and experience and the unique skill sets of the individual;

•	market demand for individuals with the named executive officer’s specific expertise and experience;

•	data and analysis provided by the Compensation Committee’s independent compensation consultant;

•	general industry compensation data;

•	the named executive officer’s background, experience and circumstances, including prior related work experience and training; and

•	the recommendations of the Company's President and Chief Executive Officer, other than with respect to his own compensation.

The Compensation Committee generally targets total compensation for our executive officers between the 50th and 75th percentile of our compensation peer group on an aggregate basis. However, the Compensation Committee retains discretion to allow for individual adjustments based on factors and considerations specific to the individual.

Role of Compensation Consultant in Determining Executive Compensation
In determining 2017 executive compensation, the Compensation Committee received information and reports from Longnecker & Associates, or Longnecker, a third-party compensation consultant initially engaged by Company management and subsequently retained directly by the Compensation Committee as its independent compensation consultant. Longnecker provided data, analysis and advice to the Compensation Committee, including market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers' responsibilities and consistent with market trends in executive compensation practices for companies. Longnecker does not provide services to us other than executive and director compensation consulting. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Longnecker and does not believe Longnecker 's work in 2017 raised a conflict of interest.

Use of Competitive Market Data

A key objective of our executive compensation program is to ensure that the total compensation opportunities available to our executive officers are competitive with those of oil and gas exploration and production companies with whom we compete for executive talent, investment dollars and business opportunities. We maintain a peer group for executive compensation and performance reference purposes to, among other things, assist in evaluating our executive compensation program against this key objective. Our criteria for the selection of peer companies within our General Industry Classification Standard Industry Code include revenue, assets, market capitalization, enterprise value, location (significant footprint in the Permian Basin) and complexity of operations. In August 2017, with input and advice from Longnecker and Company management, the Compensation Committee approved a compensation peer group used for 2017 compensation purposes consisting of the following companies:

Cimarex Energy Co.	RSP Permian, Inc.
PDC Energy, Inc.	WPX Energy, Inc.
Energen Corporation	Parsley Energy, Inc.
QEP Resources, Inc.	Callon Petroleum Company
Diamondback Energy, Inc.	Laredo Petroleum, Inc.

In addition, during 2017 the Compensation Committee reviewed general industry compensation data and publicly available executive compensation information for EOG Resources, Inc. and Concho Resources Inc., although, due to differences in size and operating footprint, the Compensation Committee decided not to include these companies in our 2017 compensation peer group.

Role of Executive Officers in Determining Executive Compensation
Our President and Chief Executive Officer provides the Compensation Committee with a review of the performance of our executive officers, other than himself, and makes recommendations to the Compensation Committee to assist it in determining executive compensation levels, other than his own. During 2017, our President and Chief Executive Officer reviewed compensation assessments and data provided by Longnecker prior to and in connection with the recommendations he made to the Compensation Committee. While the Compensation Committee utilized this information and valued management's observations with regard to compensation, the ultimate decisions regarding 2017 executive compensation were made by the Compensation Committee.

Elements of Our Executive Compensation Program

For 2017, the primary elements of our named executive officers’ compensation were base salary, annual incentive bonuses and long-term equity incentive awards.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities and to provide a fixed base of cash compensation. Base salary is a visible and stable fixed component of our compensation program. The Compensation Committee may adjust base salaries based on a number of factors, including experience, responsibilities, individual contributions, number of years in position, current salary and competitive data. In addition, the Compensation Committee may evaluate our named executive officers' base salaries, together with other components of their compensation, to ensure that the executive's total compensation is consistent with our overall compensation philosophy and market practices of our compensation peer group.

The Compensation Committee established initial base salaries for our named executive officers in October 2016 in connection with the closing of our initial business combination based on the collective business judgment and industry experience of the Compensation Committee’s members. During 2017, the Compensation Committee undertook a more formal review of named executive officer salaries and approved increases to the base salaries of Messrs. Glyphis and Smith, effective February 10, 2017 and August 25, 2017. In determining to approve these base salary increases, the Compensation Committee considered, among other things, the Company's goals for 2016 and its performance as measured against those goals, compensation alignment with performance, the performance and individual contributions of each executive, the recommendations of our Chief Executive Officer, competitive market data provided by Longnecker and the level of fixed cash compensation that the Compensation Committee necessary to retain the services of our named executive officers in a competitive talent market.

The table below sets forth the annual base salaries of our named executive officers for 2016 and 2017.

Named Executive Officer	2016 Base Salary ($)	2017 Base Salary (Effective February 10, 2017) ($)	2017 Base Salary (Effective August 25, 2017) ($)
Mark G. Papa	800,000	800,000	800,000
George S. Glyphis	350,000	400,000	412,000
Sean R. Smith	385,000	435,000	448,050

Annual Incentive Compensation
The Compensation Committee believes that the payment of annual incentives provides motivation necessary to retain the named executive officers and reward them for short-term company performance. The Company’s annual incentive compensation program is designed to encourage named executive officers to contribute to the profitability, growth and increased value of the Company. Each named executive officer has a target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. After the year is completed, the Compensation Committee reviews Company and individual performance and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for the named executive officers. The table below sets forth the target annual bonus percentage of our named executive officers for 2017.

Named Executive Officer	2017 Target Percentage
Mark G. Papa	170%
George S. Glyphis	100%
Sean R. Smith	100%

The annual bonuses paid to our named executive officers in 2017 are included in the “Bonus” column of our 2017 Summary Compensation Table. In determining the 2017 target bonuses and the actual 2017 bonus amounts for our named executive officers, the Compensation Committee considered our unlevered before-tax rate of return on our 2017 capital investment program, which was the major weighting factor in the Committee's determination of the size of the Company's bonus pool and the allocation of bonuses to named executive officers, other officers and employees. In addition, the Compensation Committee considered production targets; expenses (including lease operating, transportation, general and administrative and interest expenses) on a per unit of production basis; improvements in EUR from wells; establishing commercial productivity in certain zones; development of infrastructure; maintenance of leasehold; development of top-tier environmental, health and safety culture; and relative stock price performance. The Compensation Committee also considered its subjective assessment of individual contributions to such Company performance, the annual incentive bonus targets for each named executive officer, market data and competitive analyses, and the review and compensation recommendations of our President and Chief Executive Officer relating to named executive officers other than himself. The Compensation Committee did not assign specific weightings to any of these factors but did place a premium on our unlevered before tax rate of return on our 2017 capital investment program when determining annual bonuses for the named executive officers.

The calculation of our unlevered before-tax rate of return on our 2017 capital investment program is based on the estimated recoverable reserves ("net" to our interest) for all operated wells turned on production in 2017, the estimated net present value ("NPV") of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in the drilling and completion of such wells (inclusive of well-level facilities expenditures). This calculation also includes certain indirect capital expenditures, such as infrastructure-related expenditures, capital expenditures related to the acquisition of undeveloped leasehold and other land related expenditures (excluding the purchase price of $350 million for the GMT Acquisition), and expenditures for seismic, geological and geophysical services and data. The calculation also includes the impact of financial commodity derivative contracts, general and administrative expenses and other similar expenses. Such calculation excludes interest and income tax expenses. As such, our unlevered before-tax rate of return on our total 2017 capital investment program cannot be calculated from our consolidated financial statements.

To encourage retention and further align the interests of the named executive officers with those of our shareholders, the Compensation Committee elected to pay 40% of 2017 annual bonuses for all named executive officers, other officers and certain employees in the form of restricted shares of our Class A Common Stock vesting in three annual installments subject to continued service with us.

In February 2018, the Compensation Committee met and based on the foregoing considerations and the subjective exercise of business judgment by its members approved cash annual incentive awards in respect of 2017 performance to Messrs. Papa, Glyphis and Smith of $1,224,000, $370,800 and $403,245, respectively, and awards of restricted shares of our Class A Common Stock valued at of $816,000, $247,200 and $268,830, respectively, based on a five day trailing average closing price of our Class A Common Stock ending on and including February 13, 2018.

Equity-Based Compensation

The Compensation Committee believes that employees in a position to make a substantial contribution to the long-term success of the Company should have a significant and ongoing stake in our success. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.

During 2017, the Compensation Committee did not have any formal policy for determining the number or type of equity-based awards to grant to named executive officers. Rather, the Compensation Committee and, for 2017, the Section 162(m) Subcommittee, evaluated various factors when making its determinations, including the base salary and target annual cash incentive opportunity of the named executive officer, the value of total compensation package deemed appropriate to attract and retain highly qualified named executive officers in light of the competitive environment, a named executive officer’s ability to influence and create long-term stockholder value and the stock-based holdings of the named executive officer, the individual’s personal experience and performance in recent periods and the Compensation Committee’s overall evaluation of individual and company performance based on the annual bonus measures described above.

In February 2017, in recognition of Mr. Papa's leadership of the Company, the Section 162(m) Plan Subcommittee awarded Mr. Papa options to purchase 1,000,000 shares of our Class A Common Stock at an exercise price equal to $18.03 per share, which was the closing price of our Class A Common Stock on the date of grant. The options vest and become exercisable in three substantially equal annual installments following the date of grant, subject to Mr. Papa’s continued service with us.

Based upon the Compensation Committee's review of competitive market data, the Compensation Committee determined that for 2017, half of the number of shares subject to restricted share awards awarded to Messrs. Glyphis and Smith vest based on continuous employment and the passage of time, which promotes the retention of executives, and the other half of the shares (determined with reference to the target number of shares) would vest based on performance measures tied to relative TSR as compared to compensation peer group companies over a three year performance period to promote the long-term interests of our stockholders and aligns our executives' interests with those of our stockholders. The Compensation Committee established a three-year vesting period for restricted share awards that are time-vested. The restricted share awards that are performance-vested provide a target number of shares that may be earned at the end of the performance period if our TSR for the period equals the 50th percentile of our compensation peer companies. The number of performance restricted stock units actually earned for the performance period may range between a threshold of 50% of the target number of shares if the Company’s TSR for the period is at least in the 30th percentile of its compensation peer companies and a maximum of 200% of the target number of shares for the period if the Company’s TSR return for the period is the highest among our peers. If the Company’s TSR for the performance period is less than the threshold level, no performance restricted stock units are earned.

As is described above, the Compensation Committee elected to pay a portion of 2017 annual incentive bonuses for all named executive officers, other officers and certain employees in restricted shares of our Class A Common Stock that vest in three annual installments subject to continued service with us. These awards were issued in February 2018 and consisted of 44,323 shares for Mr. Papa, 13,427 shares for Mr. Glyphis and 14,602 shares for Mr. Smith, valued at of $816,000, $247,200 and $268,830, respectively, based on a five day trailing average closing price of our Class A Common Stock ending on and including February 13, 2018 of $18.41. The grant date fair value of these shares was $839,940 for Mr. Papa, $254,442 for Mr. Glyphis and $276,708 for Mr. Smith, based on the $18.95 closing price per share of our Class A Common Stock on the grant date. Similarly, in February 2017, the Compensation Committee elected to pay a portion of the 2016 annual incentive bonuses for all named executive officers, other officers and certain employees in restricted shares of our Class A Common Stock that vest in three annual installments subject to continued service with us. The awards for 2016 annual incentive bonus were also valued using a five day trailing average closing price per share that was slightly lower than the closing price per share on the grant date, resulting in a slightly greater number of shares being issued to each named executive officer than would have been issued if the awards were valued using the closing price per share on the grant date.

The following table sets forth the stock options, restricted shares of Class A Common Stock and target number of performance restricted stock units granted to our named executive officers in 2017. Refer to the 2017 Grants of Plan Based Awards table below for additional information regarding the equity awards issued to our named executive officers in 2017.

Named Executive Officer	2017 Stock Options Granted (#)	2017 Shares of Restricted Stock Granted (#)	2017 Target Performance Restricted Stock Units Granted (#)
Mark G. Papa	1,000,000	800	—
George S. Glyphis	—	56,570	56,313
Sean R. Smith	—	74,378	74,096

Retirement Plans and Other Employee Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers may participate in a 401(k) defined contribution plan (the “401(k) Plan”), subject to limits imposed by the Code, to the same extent as our other full-time employees. The 401(k) Plan provides for matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the 401(k) Plan. Employees are immediately 100% vested in the matching contributions. We do not typically provide any perquisites or special personal benefits to our named executive officers.

Compensation of our President and Chief Executive Officer

Mr. Papa is an advisor to Riverstone. We currently anticipate Mr. Papa will spend approximately 80% of his working time providing services for us as our President and Chief Executive Officer and approximately 20% of his working time providing services to Riverstone on matters unrelated to the Company. During 2017, this was the approximate allocation of Mr. Papa’s working time. The Compensation Committee and the Section 162(m) Plan Subcommittee were aware of Mr. Papa’s continued service to Riverstone and considered it when determining an appropriate level of compensation for services as our President and Chief Executive Officer.
Employment, Severance or Change in Control Agreements

We have not entered into any employment, severance or change in control agreements with our named executive officers. Our named executive officers are not currently entitled to any payments or other benefits in connection with a termination of employment or a change in control, other than rights to vested benefits under the terms of our employee benefit plans on the same terms as apply to all our other full-time employees.

Company Guidelines Regarding Stock Ownership

Effective November 2, 2017, our Board adopted stock ownership guidelines, to be administered by the Compensation Committee, for our named executive officers and certain other officers (collectively, "Covered Executives") as well as for non-employee directors of the Company, which are intended to demonstrate to our stockholders, the investing public and other employees that such Covered Executives and non-employee directors are invested in and committed to the Company, and to further align their interests with the interests of our stockholders. Under the guidelines, each Covered Executive must own stock in the Company equal to a multiple of his or her base salary. The Chief Executive Officer must own an amount equal to six times his annual base salary, and the Chief Operating Officer and Chief Financial Officer each must own an amount equal to three times his annual base salary. Other Covered Executives must own an amount equal to two times his or her annual base salary, and non-employee directors must each own an amount equal to five times his or her annual cash retainer.

Stock ownership for the purpose of these guidelines, whether (i) owned individually by the named executive officer, or jointly with, or separately by, a spouse, domestic partner and/or minor children, either directly or indirectly, or (ii) held in trust for the benefit of the named executive officer or a spouse, domestic partner and/or minor children, includes the following:

•	Shares of the Company’s Class A Common Stock, whether purchased on the open market or obtained through the exercise of stock options or vesting of stock-based compensation;

•	Unvested stock-based awards subject to time-based vesting conditions;

•	Vested deferred stock units; and

•	Shares of the Company’s Class A Common Stock held in the Covered Executive’s Company 401(k) or other retirement plan, if any, or in the Company’s employee stock ownership plan, if any.

Covered Executives and non-employee directors generally have five years from the later of the date of adoption of the guidelines or the date she or he became a Covered Executive or non-employee director to come into full compliance with the guidelines. A Covered Executive or non-employee director who is not in compliance with the guidelines on the applicable compliance date is prohibited from selling or transferring any Company stock, except as needed to pay income tax liabilities relating to the vesting or exercise price of a stock option, and may be subject to such other discipline as determined by the Compensation Committee. There is an exception to the holding requirement for severe hardship or compliance with court or domestic relations orders, subject to approval by the Compensation Committee.

Company Anti-Hedging Policy

Our Insider Trading and Regulation FD Policy prohibits all of our directors, officers and other employees, as well as those acting on behalf of the Company, such as auditors, agents and consultants, from engaging in certain speculative transactions in our securities, including short-term trading, short sales, transactions in puts, calls or other derivatives, margin accounts, pledging for collateral purposes, and hedging. To our knowledge, all such covered individuals are in compliance with this policy.

Clawback Policy

Other than legal requirements under the Sarbanes-Oxley Act of 2002 ("SOX"), we have not adopted express clawback provisions with respect to compensation elements which would allow us to recoup compensation from designated officers in the event of a financial restatement or otherwise. Under SOX, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a financial restatement. The Compensation Committee has deferred adopting a clawback policy until such time as the proposed regulations published by the SEC in July 2015 pursuant to Section 954 of the Dodd-Frank Act are finalized, in order to ensure that our policy will comply with the final regulations. Under our LTIP, all awards granted pursuant to the LTIP are subject to any Company clawback policy including any such policy adopted to comply with applicable laws and as otherwise set forth in the applicable award agreement.

Tax Treatment of NEO Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. The exemptions from Section 162(m)’s deduction limit for performance-based compensation and for the chief financial officer’s compensation have been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemptions from the deduction limit, it is uncertain whether compensation that is intended to be structured as performance-based compensation under Section 162(m) will be deductible in future years.
While the Compensation Committee considers the impact of Section 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Maire A. Baldwin (Chair)
Jeffrey H. Tepper
Tony R. Weber

Executive Compensation
The following table sets forth the compensation paid to or earned by our named executive officers in their capacities as named executive officers of the Company during 2017, 2016 and 2015:

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards($)(2)	Option Awards ($)(3)	All Other Compensation ($) (4)	Total ($)
Mark G. Papa, Chief Executive Officer	2017	800,000	2,040,000	15,041	7,150,000	—	10,005,041
	2016	148,485	1,500,000	—	5,860,000	—	7,508,485
	2015	—	—	—	—	—	—
George S. Glyphis, Chief Financial Officer	2017	398,880	618,000	2,131,767	—	13,625	3,162,272
	2016	293,087	481,250	—	1,465,000	13,583	2,252,920
	2015	275,000	68,750	—	—	25,077	368,827
Sean R. Smith, Chief Operating Officer	2017	434,249	672,075	2,803,914	—	16,200	3,926,438
	2016	308,469	529,375	—	1,758,000	13,708	2,609,552

(1)
Amounts for 2017 represent discretionary bonuses awarded in recognition of 2017 performance. 40% of the amount disclosed for each named executive officer was paid in the form of restricted shares of our Class A Common Stock that will vest in three substantially equal annual installments on each of the first three anniversaries of February 13, 2018, subject to the executive’s continued service. For purposes of valuing these restricted stock awards, the Class A Common Stock was assumed to have a value of $18.41 per share. The grant date value of the restricted stock award received by each named executive officer, calculated using the $18.95 per share closing price of our Class A Common Stock on the date of the grant, was $839,940 for Mr. Papa, $254,442 for Mr. Glyphis and $276,708 for Mr. Smith.

(2)
Amounts in this column reflect the aggregate grant date fair value of restricted stock and performance restricted stock units granted during 2017 computed in accordance with FASB's ASC Topic 718, Stock-based Compensation, excluding the effect of estimated forfeitures. Fair value of the performance restricted stock units was determined using a Monte Carlo simulation. The assumptions used by the Company in calculating these amounts are included in Note 8 to Consolidated Financial Statements in the Company’s annual report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”). The maximum possible value of the 2017 performance restricted stock units, based on the closing price per share of our Class A Common Stock on the date they were granted ($16.24), was as follows: $1,829,046 for Mr. Glyphis and $2,406,638 for Mr. Smith. For additional information regarding the stock-based awards granted to the named executive officers in 2017, refer to the 2017 Grants of Plan-Based Awards table.

(3)
Amounts in this column reflect the aggregate grant date fair value of stock options granted computed in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 8 to the 2017 Form 10-K.

(4)
Amounts in this column reflect matching contributions to the 401(k) Plan made by the Company on the named executive officer's behalf. See “2017 Compensation-Retirement and Other Employee Benefits” for more information on matching contributions to the 401(k) Plan.

2017 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Stock-based Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($) (3)
		Threshold (#)	Target (#)	Maximum (#)
Mark G. Papa	2/8/2017					1,000,000	18.03	7,150,000
	2/28/2017(1)				800			15,041
George S. Glyphis	2/28/2017(1)				257			4,825
	8/2/2017				56,313			914,523
	8/2/2017	28,157	56,313	112,626				1,212,419
Sean R. Smith	2/28/2017(1)				282			5,308
	8/2/2017				74,096			1,203,319
	8/2/2017	37,048	74,096	148,192				1,595,287

(1)
A portion of each named executive officer’s 2016 annual bonus was paid in 2017 in the form of restricted stock. The value of these grants was previously reported in the “Bonus” column of the Company’s 2016 Summary Compensation Table with accompanying disclosure indicating a portion of the bonus had been paid in restricted stock. For purposes of valuing the restricted stock, the Company assumed a value of $18.35 per share; however, the actual grant date fair value of the restricted stock based on the closing price on the grant date was $18.81 per share. The shares of restricted stock shown are the shares issued to the named executive officer in excess of the number of shares the named executive officer would have received if the actual grant date fair value had been used to value the restricted stock and represents the portion of the award that was not previously reported in the 2016 Summary Compensation Table.

(2)
The award will vest and, if applicable, become exercisable in three substantially equal annual installments following the date of grant, subject to the named executive officer’s continued service with us.

(3)
All awards were made pursuant to the LTIP. Amounts in this column reflect the aggregate grant date fair value of awards granted during 2017 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 8 to the 2017 Form 10-K.

Outstanding Equity Awards at 2017 Fiscal Year-End

Name		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Grant Date	Exercisable	Unexercisable(1)
Mark G. Papa	10/27/2016	333,333	666,667	14.52	10/26/2026
	2/8/2017	—	1,000,000	18.03	2/7/2027
	2/28/2017					32,698	347,430	647,420
George S. Glyphis	10/27/2016	83,333	166,667	14.52	10/26/2026
	2/28/2017					10,490		207,702
	8/2/2017					56,313		1,114,997
	8/2/2017								112,626	2,229,995
Sean R. Smith	10/27/2016	100,000	200,000	14.52	10/26/2026
	2/28/2017					11,540		228,492
	8/2/2017					74,096		1,467,101
	8/2/2017								148,192	2,934,202

(1)
The award will vest and, if applicable, become exercisable in three substantially equal annual installments following the date of grant, subject to the named executive officer’s continued service with us.

(2)
Represents performance restricted stock units, which vest based on the Company’s TSR as compared to the TSR of the compensation peer group over a three-year performance period. The number of units reported is based on the maximum level of performance, which is reflective of performance during 2017.

Option Exercises and Stock Vested in 2017

None of our named executive officers exercised any option awards or had any stock awards vest in 2017.

2017 Pension Benefits

None of our named executive officers participated in any defined benefit pension plans in 2017.

2017 Nonqualified Deferred Compensation

None of our named executive officers participated in any non-qualified deferred compensation plans in 2017.

Potential Payments upon Termination or a Change in Control

None of our named executive officers are entitled to any payments or other benefits in connection with a termination of employment or a change in control, other than rights to vested benefits under the terms of our employee benefit plans on the same terms as apply to all our other full-time employees.

Compensation of Our Directors

For 2017, directors employed by us or affiliated with Riverstone or Natural Gas Partners did not receive compensation for serving on our Board or its committees.

Effective October 11, 2016, our Board approved for each of Ms. Baldwin and Messrs. Bandtel and Tepper an annual retainer of $87,500 per year in cash for service on our Board and its committees, payable quarterly in arrears and subject to proration for any partial year of service. In addition, our Board granted each of Ms. Baldwin and Messrs. Bandtel and Tepper 11,218 restricted shares of our Class A Common Stock, which vested in a single installment on October 11, 2017.

Effective December 31, 2017, our Board approved a non-employee director compensation policy, or the "Director Compensation Policy," providing our non-employee directors who are not affiliated with Riverstone or Natural Gas Partners with an annual cash retainer of $87,500 per year, payable quarterly in arrears and subject to proration for any partial year of service, and an annual equity grant on December 31 of each year for a number of restricted shares of our Class A Common Stock equal to the quotient obtained by dividing $162,500 by the average daily closing price of one share of our Class A Common Stock over the five consecutive trading days ending on the day before the applicable grant date. The restricted shares of Class A Common Stock vest in a single installment on the first anniversary of the grant date, subject to the director’s continued service as a non-employee director.

In January 2018, Longnecker, conducted a review of compensation practices for our non-employee directors. In February 2018, the Compensation Committee met to consider the non-employee director compensation analysis prepared by Longnecker. Longnecker considered compensation data for non-employee directors at companies within the Company's compensation peer group and concluded that while the compensation structure for the Company's non-employee directors is unique as compared to peer and general exploration and production industry market practices, the targeted total annual compensation paid to the Company's non-employee directors aligns at approximately the 50th percentile of the Company's compensation peer group on a per director basis. Based on the Longnecker analysis, the Compensation Committee determined at its February 2018 meeting that no changes to the Director Compensation Policy are necessary at this time.

2017 Director Compensation

The following table contains information concerning the compensation of our non-employee directors for 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Maire A. Baldwin	87,500	224,697	312,197
Karl Bandtel	87,500	224,697	312,197
Jeffrey H. Tepper	87,500	224,697	312,197
Robert M. Tichio	—	—	—
David M. Leuschen	—	—	—
Pierre F. Lapeyre, Jr.	—	—	—
Tony R. Weber	—	—	—

(1)
Amounts in this column reflect the aggregate grant date fair value of restricted shares computed in accordance with ASC Topic 718. Ms. Baldwin and Messrs. Bandtel and Tepper held 8,045, 8,045 and 8,045 unvested shares of our restricted stock, respectively, as of December 31, 2017. None of our non-employee directors held any of our stock options or other stock-based awards as of such date.

Compensation Risk Assessment

Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

* * * * *

EXECUTIVE OFFICERS

The following sets forth, as of March 21, 2018 the ages, positions and selected biographical information for our executive officers who are not directors:

George S. Glyphis - Vice President and Chief Financial Officer

George S. Glyphis, age 48, has been our Chief Financial Officer since October 2016. He has served as Vice President and Chief Financial Officer of Centennial Resource Production, LLC ("CRP”) since July 2014. Prior to joining CRP, Mr. Glyphis served as a Managing Director in the Oil & Gas Investment Banking practice at J.P. Morgan where his client base comprised primarily upstream and integrated oil and gas companies. In his 21 years at J.P. Morgan, Mr. Glyphis led the origination and execution of transactions including initial public offerings, equity follow-on offerings, high yield and investment grade bond offerings, corporate mergers and acquisitions, asset acquisition and divestitures, and reserve-based and corporate lending. Mr. Glyphis earned his B.A. in History from the University of Virginia.

Sean R. Smith - Vice President and Chief Operating Officer

Sean R. Smith, age 45, has been our Chief Operating Officer since October 2016. Mr. Smith has served as the Vice President, Geosciences of CRP since May 2014. Prior to joining CRP, from February 2013 to May 2014, Mr. Smith worked at QEP Resources, where he served in several roles, including as a General Manager, leading the geoscience, regulatory and reservoir engineering departments for the Williston, Powder River, and Denver Julesburg Basins. Prior to QEP Resources, from 2005 to February 2013, Mr. Smith worked at Resolute Energy Corporation as a Manager and Geologist. He has also worked in various geotechnical roles at Kerr-McGee and Sanchez Oil & Gas. Mr. Smith earned his B.A. in Geology from Lawrence University. He is licensed with the Texas Board of Professional Geoscientists and is a member of the American Association of Petroleum Geologists.

Davis O. O’Connor - Vice President and General Counsel

Davis O. O’Connor, age 63, has served as our Vice President and General Counsel since October of 2016. Prior to that, Mr. O’Connor served as General Counsel of CRP on a contract basis since May 2014. Prior to joining CRP, Mr. O’Connor served as Vice President and General Counsel of Berry Petroleum Company (NYSE: BRY) until Berry merged with LinnCo, LLC and Linn Energy, LLC in December 2013. After earning his B.A. and J.D. degrees from Cornell University and Cornell Law School, Mr. O’Connor joined the Denver office of Holland & Hart LLP as an associate attorney. In 1985, he was promoted to partner and later served on the firm’s Management Committee and chaired its Minerals Practice Group. In 2010, Mr. O’Connor left Holland & Hart LLP and joined Berry. Mr. O’Connor has been a member of the Rocky Mountain Mineral Law Foundation and Western Energy Alliance and serves on the board of a privately held oil and gas company with operations in Colorado.

Brent P. Jensen - Vice President and Chief Accounting Officer

Brent P. Jensen, age 48, has served as our Vice President and Chief Accounting Officer since March 2017. Prior to that, Mr. Jensen served as Vice President, Finance and Treasurer of Whiting Petroleum Corporation (“Whiting”) from March 2015 to March 2017. Mr. Jensen joined Whiting in August 2005 as Controller and became Controller and Treasurer in January 2006, and he was the designated principal accounting officer at Whiting from 2006 until his departure in 2017. Mr. Jensen was previously with PricewaterhouseCoopers L.L.P. in Houston and Los Angeles, where he held various positions in their oil and gas audit practice since 1994, which included assignments of four years in Moscow, Russia and three years in Milan, Italy. He has over 24 years of oil and gas accounting experience and is a Certified Public Accountant inactive. Mr. Jensen holds a Bachelor of Arts degree from the University of California, Los Angeles.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Our Board has adopted a written policy regarding related party transactions, a copy of which is available on our website at www.cdevinc.com. Under the policy, our Audit Committee reviews and, where the Audit Committee determines them to be in our best interests, approves all transactions and arrangements in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. In determining whether a related party transaction or arrangement is in our best interests, the Audit Committee considers, among other factors, the position within or relationship of the related party with us, the materiality of the transaction or arrangement, the business purpose for and reasonableness of the transaction or arrangement, whether the transaction or arrangement is comparable to one that could be available on an arms-length basis to us or is on terms we offer generally to persons who are not related, whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course, and the effect of the transaction or arrangement on our business and operations. The policy provides that the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•use of Company assets for business purposes for amounts that do not exceed $10,000;

•reimbursements or payments of business expenses;

•	executive officer or director compensation in accordance with the disclosure exceptions provided for in Instruction 5 to Item 404(a) of Regulation S-K (or any successor rule);

•
any charitable contribution, grant, endowment or pledge by us to a charitable organization, foundation or university where the related party’s only relationship with that organization is as a director and the aggregate amount involved does not exceed $120,000;

•
any other transaction or arrangement authorized on our behalf from which no related party obtains a benefit with a value to such related person in excess of $25,000, provided that all related transactions or arrangements involving such related party during a fiscal year will be aggregated for such purpose; and

•any transaction or arrangement pre-approved by the Audit Committee as provided in the policy.

Annually, the Audit Committee reviews any previously approved related party transaction or arrangement that is continuing and determines based on then existing facts and circumstances whether it is in our best interest to continue, modify or terminate each such transaction or arrangement.

The related party transactions policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Business Conduct and Ethics, conflict of interest situations include, among others, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company, and any circumstance, event, relationship or situation in which the personal interest of any of our directors, officers or employees interferes or appears to interfere with our interests as a whole. A copy of our Code of Business Conduct and Ethics is available on our website at www.cdevinc.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Business Conduct and Ethics by posting such information on our website.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Riverstone Affiliated Companies

From time to time, the Company obtains services related to its drilling and completion activities from affiliates of Riverstone. In particular, the Company has paid the following amounts to the following affiliates of Riverstone for such services: (i) approximately $72.6 million during the fiscal year ended December 31, 2017 to Liberty Oilfield Services, LLC; and (ii) approximately $6.4 million during the fiscal year ended December 31, 2017 to Permian Tank and Manufacturing, Inc.

Subscription Agreements

In connection with the GMT Acquisition, on May 4, 2017, we entered into subscription agreements with certain accredited investors, pursuant to which such investors purchased, in the aggregate, 23,500,000 shares of Class A Common Stock at the closing of the GMT Acquisition for an aggregate purchase price of approximately $341.0 million (the “GMT PIPE Offering”). Among the investors were (i) certain funds advised by Capital Research and Management Company and (ii) certain funds and accounts advised by T. Rowe Price Associates, Inc., which, in each case, were beneficial owners of 5% or more of our voting common stock as of the closing of the GMT PIPE Offering.

Other Affiliated Companies

Mark G. Papa, our President, Chief Executive Officer and Chairman of the Board, serves as a director and Chairman of the Board of Oil States International, Inc., an energy services company publicly traded on the New York Stock Exchange (“Oil States”). From time to time, the Company obtains services related to drilling and completion activities from Oil States. During the fiscal year ended December 31, 2017, the Company paid approximately $10.5 million to Oil States.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2017, with the exception of Mark G. Papa, who filed a late Form 4 on March 22, 2017, reporting the exercise of warrants to purchase shares of our Common Stock on March 13, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding ownership of shares of our Common Stock as of March 14, 2018 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors for 2017; and

•	all of our current executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock is based on 264,873,956 shares of our Class A Common Stock and 12,313,691 shares of Class C Common Stock issued and outstanding as of March 14, 2018.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% or Greater Stockholders
Funds affiliated with Riverstone Holdings(1)	84,958,270	29.9%
Funds affiliated with FMR LLC(2)(3)	39,033,851	14.1%
Funds and accounts advised by T. Rowe Price Associates, Inc.(4)	22,217,296	8.0%
Funds advised by Capital Research and Management Company(5)	16,284,756	5.9%
Directors and Named Executive Officers
Mark G. Papa(6)	3,077,761	1.1%
George S. Glyphis(7)	90,230	*
Sean R. Smith(8)	108,919	*
Jeffrey H. Tepper(9)	59,262	*
Tony R. Weber	0	—%
Robert M. Tichio	0	—%
David M. Leuschen(1)	84,958,270	29.9%
Pierre F. Lapeyre Jr.(1)	84,958,270	29.9%
Maire A. Baldwin(10)	19,262	*
Karl E. Bandtel(11)	19,262	*
Matthew G. Hyde(12)	8,075	*
All directors and executive officers, as a group (13 individuals)	88,480,514	31.0%

*Less than one percent.

(1)
Includes 51,356,105 shares of Class A Common Stock held of record by Riverstone VI Centennial QB Holdings, L.P. (“Riverstone QB Holdings), 15,179,971 shares of Class A Common Stock held of record by REL US Centennial Holdings, LLC (“REL US”), 3,729,961 shares of Class A Common Stock held of record by Riverstone Non-ECI USRPI AIV, L.P. (“Riverstone Non-ECI”) and 7,865,731 shares of Class A Common Stock and warrants to purchase an additional 6,826,502 shares of Class A Common Stock held of record by Silver Run Sponsor, LLC (“Silver Run Sponsor”). David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”) and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management. Riverstone Management is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”) and the sole shareholder of Riverstone Holdings II (Cayman) Ltd. (“Riverstone Holdings II”). Riverstone Holdings is the managing member of Silver Run Sponsor Manager, LLC (“Silver Run Manager”), which is the managing member of Silver Run Sponsor. As such, each of Silver Run Manager, Riverstone Management, Riverstone/Gower, Riverstone Holdings, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Silver Run Sponsor. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings is also the sole shareholder of Riverstone Energy GP VI Corp (“Riverstone Energy Corp”), which is the managing member of Riverstone Energy GP VI, LLC (“Riverstone Energy GP”), which is the general partner of Riverstone Energy Partners VI, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone QB Holdings. As such, each of Riverstone Energy Partners, Riverstone Energy GP, Riverstone Energy Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone QB Holdings. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Holdings II is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited (“REL IP GP”), which is the general partner of REL IP General Partner LP (“REL IP”), which is the managing member of REL US. As such, each of REL IP, REL IP GP, Riverstone Holdings II, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Each such entity or person disclaims beneficial ownership of these securities. Riverstone Non-ECI GP Ltd. (“Non-ECI GP Ltd.) is the sole member of Riverstone Non-ECI GP Cayman LLC (“Non-ECI Cayman GP”), which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P. (“Non-ECI Cayman”), which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C. (“Riverstone Non-ECI GP”), which is the general partner of Riverstone Non-ECI. Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI GP, Non-ECI Cayman, Non-ECI Cayman GP, Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Each such entity or person disclaims beneficial ownership of these securities. The business address for each person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019. This information is based upon Amendment No. 6 to the Schedule 13D filed by affiliates of Riverstone on March 8, 2018.

(2)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address is 245 Summer Street, Boston, MA 02210. This information is based Amendment No, 2 to the Schedule 13G filed by FMR LLC on February 13, 2018.

(3)
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)
T. Rowe Price Associates, Inc., is a registered investment adviser (“Fund Manager” or “TRPA”). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. (“TRPIS”). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts that hold shares of the Company. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address for TRPA is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon Amendment No. 1 to the Schedule 13G filed by TRPA on February 14, 2018.

(5)
Capital Research and Management Company (“CRMC”) is the investment adviser to each of SMALLCAP World Fund, Inc. (“SCWF”), The Growth Fund of America (“GFA”) and Capital Group Global Equity Fund (Canada) (“CGGEF,” and, together with SCWF and GFA, the “CRMC Stockholders”) the CRMC Stockholders. CRMC and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of all of the securities held by the CRMC Stockholders; however, each of CRMC and CWI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O’Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SCWF. Christopher D. Buchbinder, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Michael T. Kerr, Ronald B. Morrow, Donald D. O’Neal, Martin Romo, Lawrence R. Solomon, James Terrile and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by GFA. Leo Hee, Carl M. Kawaja and Dina N. Perry, as portfolio managers, have voting and investment power over the securities held by CGGEF. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Stockholders may be affiliates of a broker-dealer. Each of the CRMC Stockholders acquired the shares being registered hereby in the ordinary course of its business. This information is based upon Amendment No. 1 to the Schedule 13G filed by CWI on February 14, 2018.

(6)
Includes 1,838,141 shares of Class A Common Stock, 66,122 shares of restricted Class A Common Stock subject to continued time-based vesting requirements and warrants to purchase an additional 1,173,498 shares of Class A Common Stock.

(7)	Includes 13,497 shares of Class A Common Stock and 76,733 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

(8)	Includes 12,528 shares of Class A Common Stock and 96,391 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

(9)	Includes 51,217 shares of Class A Common Stock and 8,045 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

(10)	Includes 11,217 shares of Class A Common Stock and 8,045 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

(11)	Includes 11,217 shares of Class A Common Stock and 8,045 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

(12)	Represents 8,075 shares of restricted Class A Common Stock subject to continued time-based vesting requirements.

PROPOSAL 2
APPROVAL ON AN ADVISORY BASIS OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Please read “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Centennial Resource Development, Inc. (the “Company”) approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2017 and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs, including in making future decisions relating to such programs. Our stockholders will have a "say-on-pay" vote each year, and the next "say-on-pay" vote will take place at our 2019 Annual Meeting.

Vote Required; Recommendation

The approval by a non-binding advisory vote of our named executive officer compensation requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the outcome of the vote. Broker non-votes have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3
RECOMMENDATION ON THE FREQUENCY OF
FUTURE ADVISORY VOTES TO APPROVE OUR named executive officer COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote to approve the compensation of our named executive officers, such as Proposal 2 included in this proxy statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer future advisory votes to approve named executive officer compensation every year, every other year or every three years, or stockholders may abstain.

After careful consideration of this Proposal, the Board has determined that an advisory vote to approve our named executive officer compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for “every year” as the frequency of future advisory votes to approve our named executive officer compensation.

In formulating its recommendation, the Board considered that an annual advisory vote to approve our named executive officer compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every other year or every three years or abstain from voting. However, because this vote is advisory and not binding on the Company or the Board, the Board may decide that it is in the best interests of the Company to hold an advisory vote to approve our named executive officer compensation more or less frequently than the option approved by our stockholders.

Vote Required; Recommendation

The option of every year, every other year or every three years that receives a majority of the votes cast by shares that are present in person or represented by proxy at the meeting and entitled to vote on such matter at the annual meeting will be considered the frequency selected by the stockholders. In the event that no option receives such majority, we will consider the option that receives the most votes to be the option selected by the stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “EVERY YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAME EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, which has been our independent audit firm since November 18, 2016, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2017, and our Audit Committee has further directed that the appointment of KPMG LLP be submitted for ratification by our stockholders at the Annual Meeting. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our amended and restated bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, our Board is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Principal Accounting Firm Fees

During the fiscal year ended December 31, 2016, WithumSmith+Brown, PC (“Withum”) was the Company’s principal accountant during the period from January 1, 2016 to November 18, 2016, on which date the Audit Committee approved a change in accountants and engaged KPMG as the Company’s principal accountant. KPMG was the Company’s principal accountant for the fiscal year ended December 31, 2017. Prior to our initial business combination, KPMG was the principal accountant for CRP since 2014. The following is a summary of fees paid to Withum and KPMG for services rendered for the fiscal years ended December 31, 2016 and 2017:

	Withum		KPMG
	2016	2017	2016	2017
Audit fees (1)	$64,000	$12,500	$500,000	$780,455
Audit-related fees(2)	83,000	6,500	100,000	319,164
Tax fees	—	—	—	—
All other fees	—	—	—	—
Total	$147,000	$19,000	$600,000	$1,099,619

(1)
Audit fees are for the audit of the Company’s consolidated financial statements included in the applicable Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company's financial statements included in the applicable Form 10-Q.

(2)
For 2017, audit-related fees were for work performed in connection with registration statements, capital market transactions, new accounting standard implementation and oil and gas property acquisitions. For 2016, audit-related fees were for work performed in connection with registration statements and oil and gas property acquisitions.

Audit Committee Approval

The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. However, since our Audit Committee was not formed until our listing on NASDAQ, the Audit Committee did not pre-approve audit services in connection with our initial public offering, including the review of our registration statement on Form S-1 and amendments thereto, comfort letters and consents. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee approved, on November 18, 2016, the engagement of Withum to perform the non-audit services rendered in connection with our quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and, on November 18, 2016, the engagement of KPMG to perform the audit services rendered in connection with our annual report for the fiscal year ended December 31, 2016. All fees described above for the fiscal year ended December 31, 2017 were pre-approved by the Audit Committee.

Vote Required; Recommendation

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NASDAQ rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2017 accompanies this proxy statement.
OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those state in the Notice of Annual Meeting of Stockholders. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.
STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2019 annual meeting of stockholders, you must submit the proposal to our Secretary no later than November 20, 2018.
In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2019 annual meeting, you must comply with our amended and restated bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than January 2, 2019, and no later than the close of business on February 1, 2019, and otherwise comply with the advance notice and other provisions set forth in our amended and restated bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, stockholders should refer to Article II, Section 2.7 and Article III, Section 3.3 of our amended and restated bylaws, a current copy of which may be obtained from our Secretary.
AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2017 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement and proxy materials to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K including exhibits. Please send a written request to our General Counsel at:
Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado, 80202
Attention: General Counsel

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines, our Policy for Accounting-Related Complaints, our Policy for Related Person Transactions, and our Code of Business Conduct and Ethics are posted in the Investor Relations portion of our website at www.cdevinc.com, and are also available in print without charge upon written request to our General Counsel at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (720) 499-1400.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Centennial Resource Development, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 1, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 4, AND "1 YEAR" ON PROPOSAL 3.

   FOR ALL NOMINEES ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

   (1) Karl E. Bandtel
   (2) Matthew G. Hyde
   (3) Jeffrey H. Tepper

(Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number of the nominee on the line below.)

____

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The 2018 Proxy Statement and the 2017 Annual Report to Stockholders are available at http://www.cstproxy.com/cdevinc/2018

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Centennial Resource Development, Inc.

The undersigned appoints Mark G. Papa, George S. Glyphis and Davis O'Connor, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Centennial Resource Development, Inc. held of record by the undersigned at the close of business on March 14, 2018 at the Annual Meeting of Stockholders of Centennial Resource Development, Inc. to be held on May 2, 2018, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 4, AND 1 YEAR ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)